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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                            Merchants Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             MERCHANTS BANCORP, INC.

                               HILLSBORO, OH 45133

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 2005

      The annual meeting of shareholders of Merchants Bancorp, Inc. (the "Company") will be held at Ponderosa Steak House, 545 South High Street, Hillsboro, Ohio 45133, on Tuesday, April 26, 2005 at 10:00 a.m., for the purpose of considering and acting upon the following:

1. To elect members of Class II of the Board of Directors as recommended by the Board of Directors and designated in the attached Proxy Statement;

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed March 10, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. As of the record date there were 2,666,650 shares of the Company's no par value common stock outstanding. The stock transfer books of the Company will not be closed prior to the meeting.

      A copy of the Company's Annual Report, which includes the Company's audited Balance Sheets as of December 31, 2004 and 2003, the related audited Statements of Income, Statements of Changes in Shareholders' Equity, and Statements of Cash Flows for each of the three years ended December 31, 2004, is enclosed.

                                  By order of the Board of Directors,

                                  James D. Evans
                                  Secretary

YOUR VOTE IS IMPORTANT, EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR EXECUTED PROXY AT ANY TIME BEFORE IT IS EXERCISED BY NOTIFYING THE SECRETARY OF THE COMPANY OF YOUR INTENTION AT OR PRIOR TO THE MEETING. IF YOUR STOCK IS HELD IN MORE THAN ONE (1) NAME, ALL PARTIES MUST SIGN THE PROXY FORM.

                             Merchants Bancorp, Inc.

                                 PROXY STATEMENT

      This Proxy Statement is furnished to the shareholders of Merchants Bancorp, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the annual meeting of shareholders of the Company to be held on April 26, 2005 at Ponderosa Steak House, 545 South High Street, Hillsboro, Ohio 45133, commencing at 10:00 a.m. The enclosed proxy is solicited by the Board of Directors and Officers (hereinafter sometimes referred to as "Management") of the Company. Merchants Bancorp, Inc. is the sole shareholder of Merchants National Bank, Hillsboro, Ohio (the "Bank"). As a holder of Company common stock, you have the right to attend the annual meeting of shareholders and vote your shares as you wish. This Proxy Statement and the enclosed form of proxy is first sent or delivered to the Company's shareholders on or about March 21, 2005, and the Company is bearing all costs in connection with this solicitation.

                   ELECTION OF DIRECTORS AND VOTING PROCEDURES

      Shareholders of record on March 10, 2005 are entitled to vote on the election of the Class II Directors. The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company prior to the annual meeting. Any proxy not designating a vote for, against or an abstention from any particular proposal will be voted for the proposal in accordance with Management's recommendations. All shareholders choosing to give Management their proxies should send their completed proxy form to the Company in the stamped, self-addressed envelope that is enclosed with this Proxy Statement. Shareholders have the power to revoke their proxy at any time prior to the vote by (a) attending the meeting or any adjournment thereof and advising the Secretary of the Board of Directors of the Company (the "Secretary") of your intent to vote the shares; (b) by delivering notice in writing to the Secretary of the revocation of your proxy; or (c) by executing and delivering a subsequently executed proxy. Unless you revoke your proxy in one of the manners described above, the proxy holders have the authority to vote the shares for which the proxy is given at the meeting as scheduled and at any adjournment thereof.

      The Company's Articles of Incorporation currently authorize 4,500,000 Common Shares, all of which are without par value. As of March 10, 2005, 2,666,650 of these Common Shares were issued and outstanding. Each Share of Common Stock of the Company entitles the holder thereof to one (1) vote on all matters, except with respect to the election of directors, and a majority of the votes cast at a meeting of the shareholders will decide every question or matter submitted to the shareholders, unless as otherwise expressly required by Ohio law or by the Company's Articles of Incorporation. With respect to the election of directors, shareholders are entitled to vote their shares cumulatively, provided that notice of this intention is given by any shareholder of the Company to the President, the Secretary or any Vice President of the Company not less than 48 hours before the time fixed for holding a meeting of the shareholders for the purpose of electing directors. In the event that a complying notice is provided to the Company, the Secretary shall announce the availability of cumulative voting upon the convening of the meeting of the shareholders. If cumulative voting is permitted, each shareholder voting cumulatively may cast the number of shares he owns times the number of Directors to be elected in favor of one nominee or allocate such votes among all of the nominees as he or she determines. The discretionary authority to vote any and all shares cumulatively on behalf of shareholders submitting proxies in connection with the Annual Meeting is provided under the Form of Proxy attached hereto.

      In accordance with the Company's Code of Regulations, the Board of Directors, which currently consists of nine (9) membership positions, is staggered into three separate classes, designated as Class I, Class II and Class
III. Each class consists of approximately one-third of the total number of directors as fixed from time-to-time by the Directors or the shareholders. Directors serve staggered three-year terms, so that directors of one class are elected at each annual meeting of shareholders. Consequently, the term of office of one class expires each year. Shareholders will elect the Class II Directors at the forthcoming Annual Meeting, whose term will expire in the year 2008. The nominees for election to Class II are Messrs. Charles Davis, William Butler and Jack Walker. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the three (3) nominees specified above unless otherwise instructed by the shareholder, and such proxies cannot be voted for a greater number of persons than the number of nominees named herein. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election. The nominees receiving the three (3) highest totals of votes cast in the election will be elected as Directors.

      The following tables set forth information with respect to each Class II Director, each of whom is a nominee for re-election at the forthcoming Annual Meeting, and with respect to incumbent Directors in Classes I and III of the Board of Directors who are not nominees for re-election at the Annual Meeting.

    NAME AND AGE            PRINCIPAL OCCUPATION              DIRECTOR SINCE
--------------------  --------------------------------------  --------------
                      CLASS II DIRECTORS (TERM EXPIRES 2008)
----------------------------------------------------------------------------
William Butler, 68      President, Union Stock Yards               1983
Charles A. Davis, 69    Retired - Charles Davis Motor Sales        1983
Jack Walker, 76         Retired - Insurance Consultant             1974

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES TO CLASS II OF THE BOARD OF DIRECTORS

                        CLASS III DIRECTORS (TERM EXPIRES 2006)
---------------------------------------------------------------------------------
Donald Fender, Jr., 66  Realtor                                              1972

Richard S. Carr, 58     Farmer and President of Seven Star Entertainment, a
                        company which owns and operates movie theaters.      2002

                         CLASS I DIRECTORS (TERM EXPIRES 2007)
---------------------------------------------------------------------------------
Paul W. Pence, Jr., 53  President and CEO of the Company and the Bank        1981

James R. Vanzant, 57    Highland County Health Commissioner                  1992
                        Veterinarian (part-time practice)

Robert Hammond, 61      Attorney, Sole Practitioner                          1994

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Company's sole business activity is the operation of its subsidiary banking operation, Merchants National Bank, sometimes hereinafter referred to individually as the "Bank" or collectively with the Company as the "Company." The Boards of Directors of the Bank and the Company are comprised of the same persons at the present time. The Board of Directors of the Company conducts its business through regular and special meetings. During the fiscal year ended December 31, 2004, the Board of Directors of the Company held a total of 24 regular meetings. Each director of the Company attended at least 75 percent of the total meetings of the Board and committees on which such Board member served during this period. Neither the Board nor any committee thereof has implemented a formal policy regarding director attendance at the Annual Meeting, although such attendance is expected. Typically, the Board holds its annual organization meeting directly following the Annual Meeting, which results in most directors being able to the attend the Annual Meeting. In 2004, all Directors attended the Annual Meeting.

      The Board of Directors of the Company operates through standing Nominating and Governance, Audit and Compensation Committees. The Nominating and Governance Committee was organized by the Board during the fourth quarter of 2003 and met 2 times in 2004. This Committee considers and proposes director nominees to the full Board of Directors for election at the Annual Meeting; selects candidates to fill Board vacancies as they may occur; makes recommendations to the Board regarding Board committee memberships; and performs any other functions or duties deemed appropriate. The Nominating and Governance Committee is chaired by Mr. Hammond and otherwise includes Messrs. Fender and Carr. The Committee operates under a written charter, a copy of which was provided to shareholders as an appendix to the proxy materials delivered in connection with our 2004 annual meeting. This charter is not available for on-line viewing on any website of the Company or otherwise. Each member of the Committee is independent in accordance with Rule 4200(A)(15) of the National Association of Securities Dealers listing standards. While the Nominating and Governance Committee will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Company's shareholders for nominees nor established any procedures for this purpose. The Committee has determined that based upon the Company's size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. However, shareholders may also nominate persons for election to the Board of Directors by following the procedures contained in the Company's Code of Regulations. These procedures are discussed more thoroughly in this proxy statement under the section captioned "Shareholder Proposals for Next Year's Annual Meeting of Shareholders." The identification and evaluation of all candidates for nominee to the Board of Director are undertaken on an ad hoc basis within the context of the Corporation's strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including the candidate's integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.

      The Audit Committee has been established by and amongst the Board of Directors for the purpose of overseeing the accounting and financial reporting process of the issuer and audits of the financial statements of the issuer. This Committee, which met 15 times during 2004, is comprised of the following seven
(7) directors: Donald Fender, Jr.; Richard S. Carr; James R. Vanzant; Robert Hammond; William Butler; Charles A. Davis; and Jack Walker, each of whom is independent in accordance with Rule 4200(A)(15) of the National Association of Securities Dealers listing standards. This Committee also operates under a written charter, a copy of which was provided to shareholders as an appendix to the proxy materials delivered in connection with our 2004 annual meeting. Pursuant to its charter, the Committee is vested with the exclusive authority to approve and retain the independent auditor with respect to all audit and permissible non-audit services provided thereby. In fulfilling its oversight duties, this Committee reviews with the auditors the plan and scope of the audit and audit fees; reviews the guidelines established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board and management to monitor the adequacy of reporting, internal controls and compliance with Company policies; reviews consolidated financial statements; and performs any other functions or duties deemed appropriate by the Board.

      The Compensation Committee, which met 2 times during 2004, is comprised of the following four (4) nonemployee, independent directors: Donald Fender, Jr.; James R. Vanzant; William Butler; and Charles A. Davis. An overview of the functions performed by the Compensation Committee is provided below as part of the Report of the Compensation Committee.

                             AUDIT COMMITTEE REPORT

      Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

      In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by SAS 61 (communication with Audit Committees).

      The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Company and its subsidiaries is compatible with maintaining the independence of the independent accountants.

      Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

THIS REPORT IS SUBMITTED BY THE AUDIT COMMITTEE MEMBERS:

DONALD FENDER, JR.; RICHARD S. CARR; JAMES R. VANZANT; ROBERT HAMMOND; WILLIAM BUTLER; CHARLES A. DAVIS; AND JACK WALKER

                          INDEPENDENT PUBLIC ACCOUNTANT

      The Board of Directors has selected the firm of Deloitte & Touche LLP to continue to serve as its independent public accountant for the current fiscal year. Representatives of Deloitte & Touche LLP do not currently intend to be present in person at the annual meeting of shareholders, but may otherwise be available by telephone, if necessary. If present, however, they will have the opportunity to make a statement if they desire to do so and will also be available to respond to any appropriate questions. Deloitte & Touche LLP billed the aggregate fees shown below for audit, audit related, tax, and all other services rendered to the Company and its subsidiary for each of the last two fiscal years. Audit fees for both years include fees billed in connection with the audit of the Company's annual financial statements, as well as fees billed for the review of the unaudited financial statements contained in the Company's periodic reports on Form 10-Q filed with the Securities and Exchange Commission. Fees listed under "Audit-Related Fees" relate primarily to assurances provided to the Company in connection with each of the audits. "All Other Fees" in 2004 represent audit work relating to Sarbanes Oxley compliance work. "All Other Fees" for 2003 relate to the internal auditing "Co-Source" arrangement, pursuant to which Deloitte & Touche LLP coordinated and oversaw certain internal auditing functions performed by personnel of the Company. Deloitte & Touche LLP stopped providing the Company with these internal auditing services effective with the beginning of the 2004 fiscal year. Tax fees for 2003 and 2004 include fees billed in connection with general tax preparation assistance.

                        2004        2003
                      --------    -------
AUDIT FEES            $120,580    $98,000
AUDIT-RELATED FEES    $  6,100    $ 5,700
TAX FEES              $ 15,800    $14,500
ALL OTHER FEES        $ 10,150    $45,294

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

      To the Company's knowledge, except as noted below, no person or entity owns beneficially, directly or indirectly, 5 percent or more of the Company's common stock as of March 21, 2005.

                                      Amount and Nature of   % of
Name and Address of Beneficial Owner  Beneficial Ownership  Class
------------------------------------  --------------------  -----
Paul W. Pence, Jr.                      148,695 Shares(1)    5.58%
100 North High Street
Hillsboro, Ohio  45133

Donald E. Fender, Jr.                   407,000 Shares(2)   15.26%
221 North High Street
Hillsboro, Ohio  45133-1179

-------------------------------
(1) Includes 20,190 shares held in the estate of Margaret D. Pence, deceased, 92,497 shares held by the Paul W. Pence Credit Shelter Trust and 28,354 shares held by Paul W. Pence Marital Trust, for which Mr. Pence serves as trustee and 7,655 shares held by Paul W. Pence, Jr.

(2) Includes 377,000 shares held by the Donald E. Fender, Jr. Revocable Trust, for which Mr. Fender serves as trustee, and 30,000 shares held jointly by Mr. Fender with his spouse.

MANAGEMENT

      The following table sets forth, as of March 21, 2005, information as to the beneficial ownership of the Company's Common Stock by each Director and Named Executive Officer and All Directors and Executive Officers as a group.

                                 SHARES OF COMPANY COMMON STOCK OWNED  PERCENTAGE OF BENEFICIAL
        NAME                                 BENEFICIALLY                    OWNERSHIP
-------------------------------  ------------------------------------  ------------------------
William Butler(1)                             41,230                             1.55%
Charles A. Davis                               1,500                             0.06%
Jack Walker(2)                                22,000                             0.83%
Paul W. Pence, Jr.(7)                        148,695                             5.58%
James R. Vanzant                               1,500                             0.06%
Robert Hammond(3)                              2,500                             0.09%
Donald Fender, Jr.(4)                        407,000                            15.26%
James D. Evans(5)                             12,304                             0.46%
Richard S. Carr(6)                             8,400                             0.32%

ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (9 PERSONS)              645,129                            24.21%

---------------------------
(1) Includes 30 shares held jointly by Mr. Butler with his spouse, 20,600 shares held by the William R. Butler Revocable Trust, for which Mr. Butler serves as trustee, and 20,600 shares held by the Janet Sue Butler Revocable Trust, for which Mr. Butler's spouse serves as trustee.

(2) Includes 11,000 shares held by the Jack E. Walker Trust, for which Mr. Walker serves as trustee, and 11,000 shares held by the Patricia C. Walker Trust, for which Mr. Walker's spouse serves as trustee.

(3) Includes 1,500 shares held individually by Mr. Hammond and 1,000 shares held jointly by Mr. Hammond with his spouse (4) Includes 377,000 shares held by the Donald E. Fender, Jr. Revocable Trust, for which Mr. Fender serves as trustee, and 30,000 shares held jointly by Mr. Fender with his spouse.

(5) Includes 12,100 shares held jointly by Mr. Evans with his spouse, and 204 shares held jointly by Mr. Evans with other members of his immediate family.

(6) Includes 2,700 shares held individually by Mr. Carr, 2,700 shares held individually by Mr. Carr's spouse, and 3,000 shares held jointly by Mr. Carr with his spouse.

(7) Includes 20,190 shares held in the estate of Margaret D. Pence, deceased, 92,497 shares held by the Paul W. Pence Credit Shelter Trust and 28,354 shares held by Paul W. Pence Marital Trust, for which Mr. Pence serves as trustee and 7,655 shares held by Paul W. Pence, Jr.

                    EXECUTIVE COMPENSATION AND RELATED ITEMS

The following tables set forth information with respect to the Executive Officers of the Company.

                    POSITIONS HELD WITH THE COMPANY             RESENT
  NAME AND AGE                AND BANK                     POSITION HELD SINCE
------------------  -------------------------------------  -------------------
Paul W. Pence, Jr.  President and Chief Executive Officer       1981
53
James D. Evans      Executive Vice President                    1987
55

      Each individual has held the position noted during the past five years. The term of each executive officer is subject to annual renewal by resolution of the Board of Directors of the Company. The following remuneration table sets forth all direct remuneration paid by the Bank during the last three fiscal years to the Company's President and Chief Executive Officer and Executive Vice President. No other officers' total compensation exceeded $100,000 during the last three years.

SUMMARY COMPENSATION TABLE(3)

                                        ANNUAL COMPENSATION
                                       ----------------------    ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR      SALARY         BONUS    COMPENSATION
---------------------------   ----     --------       -------   ------------
Paul W. Pence, Jr.            2004     $158,897       $92,160   $  11,803(1)
President and Chief           2003     $151,330       $ 9,594   $  12,314
Executive Officer             2002     $146,896       $93,212   $   2,696

James D. Evans                2004     $131,458       $60,996   $   3,763(2)
Executive V.P.                2003     $125,198       $ 7,938   $   3,756
                              2002     $122,446       $61,693   $   2,309

----------------
(1) This amount includes premiums for term-life insurance in the amount of $294, health insurance premiums for Mr. Pence and his immediate family in the amount of $10,652, and long-term disability insurance premiums in the amount of $857.

(2) This amount includes premiums for term-life insurance in the amount of $295, long-term disability insurance premiums in the amount of $1,243, and Company contributions to its 401(k) plan on behalf of Mr. Evans in the amount of $2,225.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

      There are no employment or change in control contracts between the Company and any of its named executive officers.

DEFINED BENEFIT PLAN DISCLOSURE

      The Company has a defined benefit plan available for participation by all employees of the Company. Each employee of the Bank who is at least 21 years of age and has completed one year of "eligibility service" is entitled to participate in the Plan, and all contributions become fully vested following five years of service. Pursuant to the Plan, the Bank contributes to a separate trust account on behalf of employees of the Bank an amount determined by an independent actuary necessary to provide the benefits set forth in the Plan. Benefits from the Plan become available to the employee upon retirement, or in the event of death or disability. If employment is terminated prior to normal retirement, the employee receives all "vested" contributions based upon an established vesting schedule.

                                        YEARS OF CREDITED SERVICE
                        -------------------------------------------------------------
AVERAGE ANNUAL SALARY     10        15         20          25          30        35
---------------------   ------    ------     ------      ------      ------    ------
$10,000                    900     1,350      1,800       2,250       2,700     3,150
$25,000                  2,250     3,375      4,500       5,625       6,750     7,875
$50,000                  5,186     7,779     10,372      12,965      15,558    18,151
$75,000                  9,061    13,592     18,122      22,653      27,183    31,714
$100,000                12,936    19,404     25,872      32,340      38,808    45,276
$125,000                16,811    25,217     33,622      42,028      50,433    58,839
$150,000                20,686    31,029     41,372      51,715      62,058    72,401
$175,000                24,561    36,842     49,122      61,403      73,683    85,964
$200,000                28,436    42,654     56,872      71,090      85,308    99,526
$250,000                28,436    42,654     56,872      71,090      85,308    99,526

      Compensation covered under the Plan includes the average of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Plan member attains his social security retirement age. In determining a Plan member's covered compensation for any Plan year, the taxable wage base for the current Plan year and any subsequent Plan year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan year for which the determination is made.

      Benefits for unmarried individuals are calculated on a straight-annuity amount, and benefits for married individuals are in the form of a qualified joint and survivor annuity of equivalent actuarial value to the pension otherwise payable, providing for a reduced pension payable to the plan member during his life, and after his death providing that one-half of that reduced pension will continue to be paid during the life of, and to, the spouse to whom he was married. Optional structures for benefit calculations are available to Plan members pursuant to the Plan, subject to certain restrictions. Benefits are not subject to reduction for social security or other offset amounts.

      Credited service under the plan for Paul W. Pence, Jr. at the end of 2004 was 24 years, and credited service under the plan for James D. Evans at the end of 2004 was 18 years.

COMPENSATION OF DIRECTORS

      Directors are paid an annual retainer of $9,000, $350 per Regular Meeting of the Board of Directors (held twice per month), $300 for each Special Meeting of the Board of Directors, if any, and $300 for each Committee Meeting attended.

      Directors of the Company are permitted, at their election, to defer some or all of their retainer and meeting fee compensation pursuant to the Merchants National Bank Directors' Deferred Compensation Plan. This plan provides an avenue for members of the Board of Directors to accumulate additional retirement income by making elective contributions into an unfunded, nonqualified deferred compensation plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During the last fiscal year, the following individuals served as members of the Compensation Committee: Donald Fender, Jr., Charles A. Davis, William Butler and James R. Vanzant. Some of the Directors who served on the Compensation Committee, and the companies with which they are associated, were customers of and have had banking transactions with the Bank in the ordinary course of the Bank's business in the past and up to the present time. All loans and commitments for loans included in such transactions were made on substantially the same terms including interest rates and collateral as were prevailing at the time for comparable transactions with other persons. In the opinion of the Board of Directors of the Bank, these loans and commitments for loans do not involve more than a normal risk of collectibility or present other unfavorable features. Additionally, other directors, officers and principal shareholders of the Company and/or the Bank and the companies with which they are associated were customers of and have had similar banking transactions with the Bank in the ordinary course of the Bank's business. All such loans and commitments for loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as were prevailing at the time for comparable transactions with other persons. In the opinion of the Board of Directors of the Bank, these loans and commitments for loans do not involve more than a normal risk of collectibility or present other unfavorable features. The Company and the Bank expect to engage in similar banking transactions with directors, officers and principal shareholders in the future, as well.

REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the Company, with respect to all employees, has the responsibility of implementing the compensation policies and practices as established by the Board of Directors. At the direction of the Board of Directors, the Compensation Committee has prepared the following report regarding executive compensation.

      Compensation Philosophy - The employee compensation program of the Company has been designed to:

      - Support a policy that rewards all employees for positive corporate performance;

      - Motivate all employees to advance the strategic business goals of the Company; and

      - Provide competitive compensation opportunities that allow the Company to compete for and retain talented employees who are critical to the Company's long-term success.

      The Compensation Committee annually evaluates the performance and considers compensation adjustments for all employees. The President and Executive Vice President present recommended hourly and salaried employees compensation adjustments to the committee.

      The executive officers review with the committee the performance for the prior year of key officers of the company. At this time, individual improvement and development needs and job targets for the coming year for the key officers are discussed with the committee.

      A critical function of the Compensation Committee is to conduct reviews, assemble compensation survey data and make a recommendation to the full Board of Directors regarding executive compensation. The Compensation Committee then presents to the Board of Directors a report on recommended adjustments in the level of compensation and benefits for executive officers and for all employees. Final disposition of these recommendations of the committee rests solely with the

Company's Board of Directors. The primary compensation for the named executive officers is comprised of three principal components: (1) salary; (2) distributions pursuant to the Company's Profit Sharing Bonus Plan; and (3) compensation deferrals under the Company's Executive Investment Plan.

         Salary. It is the Compensation Committee's policy that a competitive base salary is essential in order to retain quality executive personnel. The salary for each named executive officer is determined annually based upon the Committee's consideration of two primary factors: competitive compensation levels; and individual performance. As a method for determining competitive salary levels, the Committee reviews various reports of peer data and compensation surveys sponsored by trade and consulting groups within the financial services industry. The reports and surveys utilized by the Committee generally break down overall compensation data into subcategories based upon the relative asset size of the various respondent institutions. The Committee primarily utilizes the compensation data within its respective asset category. For purposes of salary determinations made for the previous year, the reports and surveys included the following: the 2003 Compensation & Benefits Survey compiled by the Ohio Bankers League, the Illinois Bankers Association and the Michigan Bankers Association; the Crowe, Chizek and Company LLP 2003 Financial Institution Compensation Survey; and the Delves Group BAI 2003 Key Executive Total Compensation Survey (East-North Central Region data). Based upon an analysis of the report data, the Committee determines an appropriate competitive salary range for each named executive officer. The exact placement of each named executive officer within the pre-established range is determined by a final subjective evaluation by the Committee of the performance of the executive during the prior year. Following this review and determination process, the Committee submits its salary recommendations to the full Board of Directors, which retains authority to review and approve all compensation recommendations made by the Committee.

         Profit Sharing Bonus Plan. It is the Compensation Committee's policy that a significant portion of employee compensation should be payable annually in the form of a bonus based principally upon the overall financial performance of the Company.

         The Company adopted its Profit Sharing Bonus Plan in May, 1988. This plan is based on a formula using the company's return on equity to establish a "bonus pool" which is distributed among all eligible full and part time employees. To be eligible to participate, an employee must be employed on December 31st of the plan year. To determine a participant's bonus payment under the plan, each participant receives one "share" for every $100 of his or her gross earnings for the calendar year. At the end of the year, the number of shares accumulated by each employee are added together to compute the total number of shares participating in the plan for that calendar year. The bonus pool is then distributed to participants on a per share basis.

         As a general matter, resolutions adopted by the full Board of Directors effectively allow the named executive officers to participate in the Profit Sharing Bonus Plan at higher levels than provided for general participants. Additional compensation provided to the named executive officers pursuant to these resolutions comes from outside of the general bonus pool, and these functional modifications in no way affect amounts received by general participants under the plan. Pursuant to these resolutions, Paul W. Pence, Jr. effectively participates in the Plan at 2.5 times the amount calculated for him under the general formula of the Plan. Under the same resolutions, James D. Evans effectively participates at 2.0 times the amount otherwise calculated for allotment to him under the Plan's general formula.

      Executive Investment Plan. Effective January 1, 1997, the Company implemented an Executive Investment Plan (the "EIP"). The EIP is structured as a nonqualified deferred compensation plan, pursuant to which executive officers and other key employees who occupy senior managerial and professional positions with the Company are periodically granted options to purchase certain investment securities purchased and held by the Company. As a condition to the grant of an option, a participant may be required to enter into a covenant not to compete with the Company or into an agreement to remain in the employ of the Company for at least six months.

      This plan is structured to defer recognition of taxable income by the employee until the option is exercised. Pursuant to the EIP, options can be exercised during a period ranging from six months after the date of grant, to, in some cases, five years after the optionee's termination of employment. However, individual grants made pursuant to the EIP may provide that the options vest in periodic increments. Investment securities initially available for purchase pursuant to the options consist of publicly traded mutual funds of varying investment risk. However, once a specific grant becomes 60% vested, participants are then permitted to redirect the investment from the pre-established mutual funds into individual equity securities of their choosing. Options granted under the EIP provide for an initial exercise price of 25% of the fair market value of the investment securities on the date of grant and are periodically adjusted to maintain the exercise price at 25% of the current fair market value. The fair market value of options vested during a particular year over the periodically recalculated exercise price equals the value of the compensation deferred for that year. No acquisitions of fund shares subject to option under the EIP were approved for purchase during 2004.

Discussion of CEO Compensation - The Compensation Committee recommended, and the Board approved, an increase of 5% in base compensation for the Company's Chief Executive Officer for 2004, which resulted in a base salary for Mr. Pence of $158,897. This increase reflected consideration of competitive data reported in the compensation surveys discussed above and the Committee's subjective assessment of the CEO and recognition of the Company's performance during 2003. With respect to competitive compensation data reviewed by the Committee, it was determined that the CEO's total cash compensation for 2004 would likely fall just above the median level of total cash compensation reported by respondent institutions within the relevant peer groups. This determination factored in anticipated payments under the Company's Profit Sharing Bonus Plan assuming the Company's return in 2004 to historic levels of profitability. All compensation granted to the CEO pursuant to the Company's Profit Sharing Bonus Plan for fiscal year 2004, in the amount of $92,160, was calculated in accordance with the formula provided under the plan and the relevant resolutions of the Company's Board of Directors.

THIS REPORT ON COMPENSATION IS SUBMITTED BY THE COMPENSATION COMMITTEE MEMBERS:
DONALD FENDER, JR., CHAIRMAN, CHARLES A. DAVIS, WILLIAM BUTLER AND JAMES R. VANZANT

PERFORMANCE GRAPH - FIVE-YEAR SHAREHOLDER RETURN COMPARISON

      The following graph provides a comparative presentation of the Company's cumulative five-year shareholder returns on an indexed basis with the NASDAQ Bank Index and the Russell 2000. Specifically, the graph compares the value of $100 invested at the close of business on December 31, 1999, in the Company's stock, the NASDAQ Bank Index and the Russell 2000.

                            [PERFORMANCE LINE GRAPH]

ASSUMES $100 INVESTED ON JANUARY 1, 2000 (BASED ON 12/31/99 CLOSING PRICE) IN MERCHANTS BANCORP, INC. COMMON STOCK,
THE NASDAQ BANK INDEX & THE RUSSELL 2000

*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                              12/31/99     12/31/00     12/31/01     12/31/02     12/31/03      12/31/04
                              --------     --------     --------     --------     --------      --------
MERCHANTS BANCORP, INC.       $ 100.00     $   90.4     $   91.6     $   81.6     $   76.7      $   75.6
NASDAQ BANK INDEX             $ 100.00     $  114.2     $  123.7     $  126.6     $  162.9      $  186.4
RUSSELL 2000                  $ 100.00     $   97.0     $   99.4     $   79.0     $  116.4      $  137.7

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of Company stock, and certain changes in ownership, with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such forms furnished to the Company or written representations that no Form 5s, (Annual Statement of Beneficial Ownership of Securities) were required, the Company believes that during 2004 all Section 16(a) filing requirements applicable to its officers, Directors and ten percent beneficial owners were satisfied.

      SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS

      If any shareholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the Annual Meeting to be held in 2006, the proposal must be received by James Evans, Secretary of the Board of Directors, at the principal executive offices of Merchants Bancorp, Inc., 100 North High Street, Hillsboro, Ohio 45133, prior to the close of business on November 20, 2005. Proposals from shareholders for next year's annual meeting received by the Company after February 4, 2006 will be considered untimely. With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 20, 2005 but prior to February 4, 2006, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

      The Company's Code of Regulations establishes advance notice procedures which must be followed by persons (other than the board of directors) who wish to nominate a candidate for election to the board of directors. In order to nominate a director for election at a meeting of the shareholders, it is necessary that you notify the Company in writing not fewer than 14, nor more than 50, days prior to the meeting unless the Company provides shareholders less than 21 days notice of the meeting. In such instances, notice of the nominations must be delivered or mailed to the Company not later than the seventh day after the notice of the meeting was mailed, or public disclosure of such meeting was provided. In addition, the notice must meet all other requirements contained in our Code of Regulations. Any shareholder who wishes to take such action should obtain a copy of the Code of Regulations and may do so by written request addressed to the Secretary of the Board of Directors at the principal executive offices of the Company provided above.

      The Board of Directors has not yet established a formal process for shareholders to send communications to the Board. The Board of Directors has determined that, in light of the general accessibility of the directors in the community, no formal shareholder communication process is required at this time. Nonetheless, shareholders are encouraged to send written communications regarding the operation or governance of the Company to the attention of Paul W. Pence, Jr., President, Chief Executive Officer and Board member, at the main office of the Company.

                                  OTHER MATTERS

      The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Company's 2004 report filed with the Securities and Exchange Commission, on Form 10-K, is available without charge to shareholders. Address all requests, in writing, for this document to Mr. Paul W. Pence, President, Merchants Bancorp, Inc., 100 North High Street, Hillsboro, Ohio 45133.

                                          By Order of the Board of Directors of
                                          Merchants Bancorp, Inc.

                                          James D. Evans, Secretary

                           PROXY FOR ANNUAL MEETING OF
                             MERCHANTS BANCORP, INC.
                                 HILLSBORO, OHIO

      KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Merchants Bancorp, Inc., Hillsboro, Ohio, do hereby nominate, constitute, and appoint Patrick Hays, Joseph P. West, Jr., or Bing Williamson, or any one of them (with full power of substitution for me and in my name, place and stead) to vote, including the right to vote cumulatively, all the common stock of said Company, standing in my name on its books on March 10, 2005, at the Annual Meeting of its shareholders to be held at Ponderosa Steak House, 545 South High Street, Hillsboro, Ohio 45133, on April 26, 2005 at 10:00 a.m. (local time), or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To elect three (3) members of Class II (term to expire 2008) to the Board of Directors.

      Nominees:
      Charles A. Davis
      William Butler
      Jack Walker

                                                                                         Withhold Authority to Vote For an
         For All Nominees            Withhold Authority to Vote For all Nominees                 Individual Nominee
----------------------------------   -------------------------------------------        -----------------------------------
(Except as marked to the contrary)                                                      TO WITHHOLD AUTHORITY TO VOTE FOR
                                                                                        ANY INDIVIDUAL NOMINEE, CHECK THE
             [ ]                                     [ ]                                "FOR ALL NOMINEES" BOX AND STRIKE
                                                                                        A LINE THROUGH THE NAME(S) OF THE
                                                                                        NOMINEE(S) FOR WHOM AUTHORITY IS
                                                                                        BEING WITHHELD.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE ABOVE NOMINEES UNLESS OTHERWISE MARKED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. ALL SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED.

The Board of Directors recommends a vote "FOR" the the directors nominated by the Board of Directors. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

             ____________________________________________________

             ____________________________________________________

_______________________________                 ________________________________
    (STOCKHOLDER SIGNATURE)                                  (DATE)

_______________________________                 ________________________________
    (STOCKHOLDER SIGNATURE)                                  (DATE)

Please Print Name(s)________________________________

Please Print Number of Shares_______________________

(WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.)

PLEASE SIGN AND RETURN IMMEDIATELY IN THE ENCLOSED POSTPAID ENVELOPE WHETHER OR
                   NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.